The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
Citigroup Inc.	SUBJECT TO COMPLETION, DATED DECEMBER 21, 2015	December-----, 2015 Medium-Term Senior Notes, Series G Pricing Supplement No. 2015-CMTNG0802 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket consisting of the S&P 500® Index, shares of the iShares® MSCI Emerging Markets ETF and shares of the iShares® MSCI EAFE ETF from its initial basket level to its final basket level.

▪	The securities offer modified exposure to the performance of the basket, with (i) a contingent fixed return at maturity if the value of the basket remains the same or appreciates at all, regardless of the extent of that appreciation and (ii) contingent repayment of the stated principal amount at maturity, if, and only if, the basket does not depreciate by more than 15.00%. In exchange for these features, investors in the securities must be willing to forgo participation in any increase in the value of the basket in excess of the contingent fixed return and any dividends that may be paid on the basket components or the stocks included in the basket components. In addition, investors in the securities must be willing to accept full downside exposure to the basket, with no buffer, if the basket depreciates by more than 15.00%. If the basket depreciates by more than 15.00% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Inc.

KEY TERMS
Basket:		Basket Component	Weighting	Initial Component Value*
		S&P 500® Index (ticker symbol: “SPX”)	50.00%
		Shares of the iShares® MSCI Emerging Markets ETF (ticker symbol: “EEM”)	25.00%
		Shares of the iShares® MSCI EAFE ETF (ticker symbol: “EFA”)	25.00%
* The initial component value for each basket component will be its closing level or closing price, as applicable, on the pricing date
Aggregate stated principal amount:	$
Stated principal amount:	$10 per security
Pricing date:	December , 2015 (expected to be December 30, 2015)
Issue date:	January , 2016 (three business days after the pricing date)
Valuation date:	December , 2018 (expected to be December 31, 2018), subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	January , 2019 (expected to be January 4, 2019)
Payment at maturity:

For each $10 stated principal amount security you hold at maturity:

▪    If the final basket level is greater than or equal to the initial basket level: $10 + the contingent fixed return amount

▪    If the final basket level is less than the initial basket level but greater than or equal to the trigger level: $10

▪    If the final basket level is less than the trigger level: $10 × the basket performance factor

If the final basket level is less than the trigger level, your payment at maturity will be less, and possibly significantly less, than $8.50 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component, its weighting multiplied by its component return
Component return:	For each basket component, (i) its final component value minus its initial component value divided by (ii) its initial component value
Final component value:	For each basket component, its closing price or closing level, as applicable, on the valuation date
Contingent fixed return amount:	To be determined on the pricing date and will be at least $3.025 per security (equivalent to a contingent fixed return at maturity of 30.25% of the stated principal amount). You will receive the contingent fixed return amount only if the final basket level is greater than or equal to the initial basket level.
Basket performance factor:	Final basket level divided by initial basket level
Trigger level:	85, which is 85.00% of the initial basket level
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17323P371 / US17323P3718
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer(2)
Per security:	$10.00	$0.25(2)	$9.70
$0.05(3)
Total:	$	$	$

(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be at least $9.300 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management and their financial advisors, will collectively receive from CGMI a fixed selling concession of $0.25 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-03 dated November 13, 2013      Underlying Supplement No. 3 dated November 13, 2013

Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” with respect to the basket components that are ETFs and in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index” with respect to the basket component that is an index. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing level or closing price, as applicable, on the originally scheduled valuation date and (ii) for each affected basket component, its closing level or closing price, as applicable, on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. With respect to shares of the iShares® MSCI Emerging Markets ETF and shares of the iShares® MSCI EAFE ETF, its initial component value is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component value for each of those basket components is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that basket component.

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that provides a contingent fixed return if the value of the basket remains the same or has appreciated at all as of the valuation date, regardless of the extent of that appreciation;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To obtain contingent protection against the loss of principal in the event of a decline of the basket as of the valuation date, but only if the final basket level is greater than or equal to the trigger level.

If the final basket level is less than the trigger level, the securities are exposed on a 1-to-1 basis to the percentage decline of the final basket level from the initial basket level. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 3 years
Contingent fixed return amount:	At least $3.025 (30.25% of the stated principal amount), to be determined on the pricing date
Trigger level:	85.00
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

This approximately 3-year investment does not pay interest but offers a contingent fixed return (which will be determined on the pricing date and will be at least 30.25%) at maturity if the value of the basket remains the same or appreciates at all from the initial basket level

December 2015	PS-2

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

to the final basket level and contingent protection against a depreciation of the basket of up to 15.00%. However, if the basket has declined by more than 15.00% from the initial basket level to the final basket level, the payment at maturity will be less than $8.50 per security, and could be zero.

Upside Scenario:	If the final basket level is greater than or equal to the initial basket level, the payment at maturity for each security will be equal to $10 plus the contingent fixed return amount. If the basket appreciates in excess of the contingent fixed return amount, investors will not participate in any appreciation of the basket in excess of the contingent fixed return amount.
Par Scenario:	If the final basket level is less than the initial basket level but greater than or equal to the trigger level, which means that the basket has depreciated by no more than 15.00% from the initial basket level, the payment at maturity will be $10 per security.
Downside Scenario:	If the final basket level is less than the trigger level, which means that the basket has depreciated by more than 15.00% from the initial basket level, you will lose 1% for every 1% decline in the value of the basket from the initial basket level (e.g., a 50% depreciation in the basket will result in a payment at maturity of $5.00 per security). There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level. The diagram and examples below are based on a hypothetical contingent fixed return amount of $3.025 per security. The actual contingent fixed return amount will be determined on the pricing date.

Investors in the securities will not receive any dividends that may be paid on the basket components or the stocks included in the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Trigger Jump Securities Payment at Maturity Diagram

■ The Securities	■ The Basket

December 2015	PS-3

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

Your actual payment at maturity per security will depend on the actual contingent fixed return amount, which will be determined on the pricing date, and the actual final basket level, which will depend on the actual closing level or closing price, as applicable, of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (a 5.00% increase from the initial basket level), which is greater than the initial basket level by less than the hypothetical contingent fixed return at maturity of 30.25%.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	30.00%	50.00%	15.00%
Shares of the iShares® MSCI Emerging Markets ETF	-80.00%	25.00%	-20.00%
Shares of the iShares® MSCI EAFE ETF	40.00%	25.00%	10.00%
Sum of hypothetical weighted component returns:			5.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 5%)
= 100 × 1.05
= 105
Payment at maturity per security	= $10 + the hypothetical contingent fixed return amount of $3.025
= $13.025

Because the basket appreciated from the initial basket level to the hypothetical final basket level, your total return on the securities at maturity would equal the hypothetical contingent fixed return at maturity of 30.25%, for a total payment at maturity of $13.025.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (a 50.00% increase from the initial basket level), which is greater than the initial basket level by more than the hypothetical contingent fixed return at maturity of 30.25%.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	70.00%	50.00%	35.00%
Shares of the iShares® MSCI Emerging Markets ETF	40.00%	25.00%	10.00%
Shares of the iShares® MSCI EAFE ETF	20.00%	25.00%	5.00%
Sum of hypothetical weighted component returns:			50.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 50%)
= 100 × 1.50
= 150
Payment at maturity per security	= $10 + the hypothetical contingent fixed return amount of $3.025
= $13.025

Because the basket appreciated from the initial basket level to the hypothetical final basket level, your total return on the securities at maturity would equal the hypothetical contingent fixed return at maturity of 30.25%. In this scenario, an investment in the securities would underperform an alternative investment that provides 1-to-1 exposure to the performance of the basket without a contingent fixed return amount.

Example 3—Par Scenario. The hypothetical final basket level is 95.00 (a 5.00% decrease from the initial basket level), which is less than the initial basket level but greater than the trigger level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	20.00%	50.00%	10.00%
Shares of the iShares® MSCI Emerging	-20.00%	25.00%	-5.00%

December 2015	PS-4

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

Markets ETF
Shares of the iShares® MSCI EAFE ETF	-40.00%	25.00%	-10.00%
Sum of hypothetical weighted component returns:			-5.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + -5%)
= 100 × 0.95
= $95
Payment at maturity per security	= $10

Because the basket did not depreciate from the initial basket level to the hypothetical final basket level by more than 15.00%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security. In this example, two basket components depreciated significantly, offsetting to a significant degree the appreciation of the other basket component and reducing the overall basket performance.

Example 4—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the trigger level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	-80.00%	50.00%	-40.00%
Shares of the iShares® MSCI Emerging Markets ETF	-40.00%	25.00%	-10.00%
Shares of the iShares® MSCI EAFE ETF	-80.00%	25.00%	-20.00%
Sum of hypothetical weighted component returns:			-70.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + -70%)
= 100 × 0.30
= 30
Basket performance factor	= final basket level / initial basket level
= 30 / 100
Payment at maturity per security	= $10 + the hypothetical contingent fixed return amount of $3.025
= $10 × 30.00%
= $3.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level by more than 15.00%, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket, with no buffer.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to the basket components contained in the section “Risk Factors” beginning on page 1 in the accompanying underlying supplement. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

December 2015	PS-5

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The trigger feature of the securities exposes you to particular risks. If the final basket level is less than the trigger level, the contingent repayment of the stated principal amount will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. Unlike securities with a non-contingent buffer feature, the securities offer no protection at all if the basket depreciates by more than 15.00%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the contingent fixed return at maturity, which will be determined on the pricing date and will be at least 30.25%, which is equivalent to a contingent fixed return amount of $3.025 per security and would result in a maximum payment at maturity of $13.025 per security. If the basket appreciates by more than 30.25%, the securities will underperform an alternative investment that provides 1-to-1 exposure to the performance of the basket without a fixed return. When any dividends paid on the basket components or the stocks included in the basket components are taken into account, the securities may underperform an alternative investment that provides a pass-through of dividends even if the basket appreciates by less than 30.25%, because holders of the securities will not receive those dividends.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or any other rights with respect to the basket components or the stocks included in the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪	Your payment at maturity depends on the closing levels or closing prices, as applicable, of the basket components on a single day. Because your payment at maturity depends solely on the closing levels or closing prices, as applicable, of the basket components on the valuation date, you are subject to the risk that the closing levels or closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing levels or closing prices, as applicable, of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

December 2015	PS-6

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels or prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components or the stocks included in the basket components, changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF trade, interest rates generally, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. Changes in the prices or levels of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of one or more of the other basket components. Because the S&P 500 Index is more heavily weighted than either of the other two basket components, a decline in the S&P 500 Index will have a disproportionately adverse effect on the value of the basket and may lead to poor performance even if the other two basket components perform favorably.

▪	The basket components may be highly correlated in decline. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	The iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these

December 2015	PS-7

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the prices of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF. Because the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF invest in stocks that are traded in non-U.S. currencies, while their net asset values are based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. If the U.S. dollar generally strengthens against the currencies in which those stocks trade, the prices of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	The iShares® MSCI Emerging Markets ETF is subject to risks associated with investments in securities linked to the value of emerging markets equity securities. Share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of the securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

▪	Even if the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF by the amount of the dividend per share. If the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF would not.

▪	The securities may become linked to shares of an issuer other than the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF upon the occurrence of a reorganization event or upon the delisting of the shares of the iShares®

December 2015	PS-8

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF. For example, if the issuer of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF enters into a merger agreement that provides for holders of the shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF to receive shares of another entity, the shares of such other entity will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF are delisted, or the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF are otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	Changes made by the investment adviser to or the sponsor of a basket component may affect the basket component. We are not affiliated with the investment adviser to the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF or with the sponsors of the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index. Changes that affect the basket components may affect the value of your securities. The sponsor of an index may add, delete or substitute the securities that constitute the index or make other methodological changes that could affect the level of the index. In addition, the investment advisers to an exchange-traded fund may change the manner in which the fund operates or its investment objectives at any time. We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the levels of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the applicable basket components or in the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the values of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in the basket components, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, the discontinuance of the S&P 500® Index, or events with respect to the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF that may require a dilution adjustment or the delisting of the iShares® MSCI EAFE ETF or the iShares® MSCI Emerging Markets ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The price and performance of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may not completely track the performance of the indexes they seek to track or their net asset values per share. The issuers of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF do not fully replicate the indexes that they seek to track and may hold securities different from those included in the indexes underlying the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF. The prices of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF will reflect additional transaction costs and fees that are not included in the calculation of the MSCI EAFE Index or the MSCI Emerging Markets Index, the indexes that they seek to track, respectively. In addition, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may not hold all of the securities included in, and may hold securities and derivative instruments that are not included in, the MSCI EAFE Index or the MSCI Emerging Markets Index. All

December 2015	PS-9

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

of these factors may lead to a lack of correlation between the performance of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF and the indexes they seek to track. In addition, corporate actions with respect to the equity securities constituting the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF or held by their issuer (such as mergers and spin-offs) may impact the variance between the performances of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF and the indexes they seek to track. Finally, because the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may differ from their net asset value per share.

During periods of market volatility, securities underlying the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF and the liquidity of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF. As a result, under these circumstances, the market value of the shares of iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may vary substantially from their net asset value per share. For all of the foregoing reasons, the performance of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF may not correlate with the performance of the indexes they seek to track and/or the net asset value per share of the shares of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2015	PS-10

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 4, 2010 to December 17, 2015, assuming that the basket was created on January 4, 2010 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing levels and closing prices, as applicable, of the basket components on the applicable dates. We obtained these closing levels and closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket January 4, 2010 to December 17, 2015

December 2015	PS-11

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

Information About the Basket Components

The S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—S&P 500® Index—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on December 17, 2015 was 2,041.89.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 4, 2010 to December 17, 2015. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 4, 2010 to December 17, 2015

December 2015	PS-12

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. However, for purposes of the securities, the performance of the iShares® MSCI Emerging Markets ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Emerging Markets ETF will not be factored into a determination of the closing level of the iShares® MSCI Emerging Markets ETF. The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

The iShares® MSCI Emerging Markets ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Emerging Markets ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI Emerging Markets ETF trades on the NYSE Arca, Inc. under the ticker symbol “EEM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI Emerging Markets ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI Emerging Markets ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI Emerging Markets ETF.

The securities represent obligations of Citigroup Inc. only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the iShares® MSCI Emerging Markets ETF.

Historical Information

The graph below shows the closing prices of the iShares® MSCI Emerging Markets ETF for each day such price was available from January 4, 2010 to December 17, 2015. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI Emerging Markets ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® MSCI Emerging Markets ETF as an indication of future performance.

iShares® MSCI Emerging Markets ETF – Historical Closing Prices January 4, 2010 to December 17, 2015

December 2015	PS-13

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP: 464287234)	High	Low	Dividends
2010
First Quarter	$43.22	$36.83	$0.01201
Second Quarter	$43.98	$36.16	$0.26160
Third Quarter	$44.77	$37.59	$0.00000
Fourth Quarter	$48.58	$44.77	$0.35942
2011
First Quarter	$48.69	$44.63	$0.02512
Second Quarter	$50.21	$45.50	$0.46092
Third Quarter	$48.46	$34.95	$0.00000
Fourth Quarter	$42.80	$34.36	$0.34696
2012
First Quarter	$44.76	$38.23	$0.00000
Second Quarter	$43.54	$36.68	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.14	$0.26233
2013
First Quarter	$45.20	$41.80	$0.01423
Second Quarter	$44.23	$36.63	$0.00000
Third Quarter	$43.29	$37.34	$0.49260
Fourth Quarter	$43.66	$40.44	$0.36578
2014
First Quarter	$40.99	$37.09	$0.00000
Second Quarter	$43.95	$40.82	$0.00000
Third Quarter	$45.85	$41.56	$0.34063
Fourth Quarter	$42.44	$37.73	$0.53502
2015
First Quarter	$41.07	$37.92	$0.00000
Second Quarter	$44.09	$39.04	$0.00000
Third Quarter	$39.78	$36.78	$0.30125
Fourth Quarter (through December 17, 2015)	$36.29	$31.55	$0.00000

The closing price of the iShares® MSCI Emerging Markets ETF on December 17, 2015 was $32.76.

We make no representation as to the amount of dividends, if any, that may be paid on the iShares® MSCI Emerging Markets ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the iShares® MSCI Emerging Markets ETF.

December 2015	PS-14

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in certain developed markets, excluding the United States and Canada, as measured by the MSCI EAFE® Index. However, for purposes of the securities, the performance of the iShares® MSCI EAFE ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI EAFE ETF will not be factored into a determination of the final basket level. The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets, excluding the United States and Canada.

The iShares® MSCI EAFE ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI EAFE ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI EAFE ETF trades on the NYSE Arca under the ticker symbol “EFA.”

Please refer to the section “Fund Descriptions—iShares® MSCI EAFE ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI EAFE ETF.

The securities represent obligations of Citigroup Inc. only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the iShares® MSCI EAFE ETF.

Historical Information

The graph below shows the closing prices of the iShares® MSCI EAFE ETF for each day such price was available from January 4, 2010 to December 17, 2015. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI EAFE ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® MSCI EAFE ETF as an indication of future performance.

iShares® MSCI EAFE ETF – Historical Closing Prices January 4, 2010 to December 17, 2015

December 2015	PS-15

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP: 464287465)	High	Low	Dividends
2010
First Quarter	$57.96	$50.45	$0.00000
Second Quarter	$58.03	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.25	$0.53819
2011
First Quarter	$61.91	$55.31	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.51	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.88	$51.96	$0.60952
2013
First Quarter	$59.89	$56.90	$0.00000
Second Quarter	$63.53	$57.03	$0.00000
Third Quarter	$65.05	$57.55	$1.15150
Fourth Quarter	$67.06	$62.71	$0.55171
2014
First Quarter	$68.03	$62.31	$0.00000
Second Quarter	$70.67	$66.26	$0.00000
Third Quarter	$69.25	$64.12	$1.67620
Fourth Quarter	$64.51	$59.53	$0.58518
2015
First Quarter	$65.99	$58.48	$0.00000
Second Quarter	$68.42	$63.49	$0.00000
Third Quarter	$65.46	$56.25	$1.11129
Fourth Quarter (through December 17, 2015)	$62.06	$57.50	$0.00000

The closing price of the iShares® MSCI EAFE ETF on December 17, 2015 was $58.97.

We make no representation as to the amount of dividends, if any, that may be paid on the iShares® MSCI EAFE ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the iShares® MSCI EAFE ETF.

December 2015	PS-16

Citigroup Inc.

Trigger Jump Securities Based on a Basket of Three Underliers Due January-----, 2019 Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussion below, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations generally will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities and to the payment of gross proceeds of a disposition (including a retirement) of the securities. However, under a recent IRS notice, withholding under “FATCA” will apply to payments of gross proceeds (other than any amount treated as interest) only with respect to dispositions after December 31, 2018. You should consult your tax adviser regarding the potential application of “FATCA” to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

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You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management and their financial advisers collectively, a fixed selling concession of $0.25 for each $10 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels or prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s

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Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)  to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)  to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)  to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)  where no consideration is or will be given for the transfer; or

(iii)  where the transfer is by operation of law; or

(iv)  pursuant to Section 276(7) of the Securities and Futures Act; or

(v)  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

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© 2015 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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